Gary R. Henrie

Attorney at Law

Licensed in Nevada and Utah

General Delivery Telephone:  307-200-9415

Alpine, Wyoming 83128 E-mail:  grhlaw@hotmail.com

October 2, 2019

MJ Harvest, Inc.

9205 West Russell Road, Suite 240

Las Vegas, NV 89139

Re: MJ Harvest, Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

I have acted as securities counsel for MJ Harvest, Inc., a Nevada corporation (the "Company"), for the purpose of issuing this opinion letter in connection with the registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the offering of 2,614,413 shares of the Company’s common stock by selling stockholders.

In rendering the opinion set forth below, I have reviewed: (a) the Registration Statement; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) a certificate signed by an executive officer of the Company; and (e) such statutes, records and other documents as I have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof and the truthfulness of statements set forth in such documents. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinions hereinafter expressed.

Based upon the foregoing, I am of the opinion that the 2,614,413 shares of common stock to be sold by the selling shareholders are legally issued, fully paid and non-assessable and will remain legally issued, fully paid and non-assessable in the hands of any subsequent purchaser. This opinion is based on Nevada general corporate law, all applicable Nevada statutory provisions and reported judicial decisions interpreting these laws.

Very truly yours,

/s/ Gary R. Henrie

_______________________________________

Gary R. Henrie, Esq.

Gary R. Henrie

Attorney at Law

Licensed and the States of Utah and Nevada

General Delivery Telephone:  307-200-9415

Alpine, Wyoming 83128 E-mail:  grhlaw@hotmail.com

I hereby consent to the use of my opinion in the body of the Registration Statement and as an Exhibit to the Registration Statement and to all references to myself under the caption Legal Matters in the Registration Statement.

Very truly yours,

/s/ Gary R. Henrie

_____________________________________

Gary R. Henrie, Esq.